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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-47604 and No. 333-46421 of Il Fornaio (America) Corporation on Form S-8 of our report dated February 13, 2001 (June 13, 2001, as to Note 3), appearing in this Annual Report on Form 10-K/A of Il Fornaio (America) Corporation for the year ended December 31, 2000.


/s/ DELOITTE & TOUCHE LLP

San Francisco, California
June 13, 2001